UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 16, 2024
STANDARD MOTOR PRODUCTS, INC.
(Exact Name of Registrant as Specified in its Charter)

New York	001-04743	11-1362020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employee Identification Number)
37-18 Northern Boulevard, Long Island City, New York 11101
(Address of Principal Executive Offices, including Zip Code)
Registrant’s Telephone Number, including Area Code: 718-392-0200
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $2.00 per share	SMP	New York Stock Exchange LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On September 16, 2024, Standard Motor Products, Inc. (the “Company”) entered into a Credit Agreement with JPMorgan Chase Bank, N.A., as administrative agent, and the lenders named therein (the “2024 Credit Agreement”). The 2024 Credit Agreement provides for senior secured borrowings of up to approximately $750 million, consisting of: (i) a $430 million multi-currency revolving credit facility (global tranche), available to the Company in U.S. dollars, euros, British pound sterling, Swiss francs, Canadian dollars, and such other currencies as may be agreed to by the administrative agent and the global tranche lenders; (ii) a $10 million multi-currency revolving credit facility (Danish tranche), which will be available to one or more wholly-owned Danish subsidiaries of the Company (upon their accession to the agreement) in U.S. dollars, euros, Danish kroner, and such other currencies as may be agreed to by the administrative agent and the Danish tranche lenders; (iii) a $200 million delayed draw term loan facility; and (iv) a EUR 100 million delayed draw term loan facility (equivalent to approximately $110 million at the date of signing). The 2024 Credit Agreement replaces and refinances the existing Credit Agreement, dated as of June 1, 2022 (as amended), among the Company, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders named therein (the “2022 Credit Agreement”).
Borrowings under the revolving credit facilities will be used for general corporate purposes of the Company and its subsidiaries, including, in the case of the global tranche, the repayment of all outstanding borrowings of the Company under the 2022 Credit Agreement. The term loans and a portion of the revolving credit facility will be used to finance the Company’s previously announced acquisition of Nissens Automotive and related transaction costs incurred in connection therewith.
The 2024 Credit Agreement matures on the fifth anniversary of the date of signing, provided that the Company may request up to two one-year extensions of the maturity date. Following the funding of the term loans, the term loans amortize in quarterly installments of 1.25% for each of the first eight (8) quarters, 1.875% for each of the next four (4) quarters, and 2.50% for each quarter thereafter. The revolving credit facility has a $25 million sublimit for the issuance of letters of credit, and a $30 million sublimit for the borrowing of swingline loans.
The Company may, subject to customary conditions, request to increase the global tranche of the revolving credit facility or obtain incremental term loans in an aggregate amount not to exceed (x) the greater of (i) $168 million and (ii) 100% of consolidated EBITDA for the four fiscal quarters ended most recently before such date, plus (y) any voluntary prepayment of term loans, plus (z) any amount that, after giving effect to the increase, the pro forma First Lien Net Leverage Ratio (as defined in the 2024 Credit Agreement) does not exceed 2.75 to 1.00. The Company may also, subject to customary conditions, request to increase the Danish tranche of the revolving credit facility by an aggregate amount not to exceed $5 million.
Borrowings bear interest at the applicable interest rate index selected by the Company pursuant to the terms of the 2024 Credit Agreement (which index will be based on the particular currency borrowed) plus (i) certain credit spread adjustments depending on the index, and (ii) a margin ranging from 1.25% to 2.25% per annum based on the total net leverage ratio of the Company and its restricted subsidiaries. The Company may select interest periods of one, three or six months depending on the index. Interest is payable at the end of the selected interest period, but no less frequently than quarterly.
The Company will also pay to the lenders under the revolving credit facility a commitment fee on the daily actual excess of each lender’s commitment over its outstanding credit exposure under the revolving credit facility. Such commitment fee will range between 0.175% and 0.275% per annum, and is also based on the total net leverage ratio of the Company and its restricted subsidiaries. The Company may prepay the revolving loans and terminate the revolving loan commitments, in whole or in part, at any time without premium or penalty, subject to certain conditions.
The Company’s obligations under the 2024 Credit Agreement are guaranteed by its material domestic subsidiaries (each, a “Guarantor”), and the obligations of the Company and any Guarantors are secured by a first priority perfected security interest in substantially all of the existing and future personal property of the Company and each Guarantor, subject to certain exceptions. The collateral security described above also secures certain banking services obligations and interest rate swaps and currency or other hedging obligations of the Company owing to any of the then existing lenders or any affiliates thereof.
The 2024 Credit Agreement contains customary covenants limiting, among other things, the incurrence of additional indebtedness, the creation of liens, mergers, consolidations, liquidations and dissolutions, sales of assets, dividends and other payments in respect of equity interests, acquisitions, investments, loans and guarantees, subject, in each case, to customary exceptions, thresholds and baskets. The 2024 Credit Agreement also contains customary events of default.
The administrative agent and other parties to the 2024 Credit Agreement have provided in the past, and may provide in the future, certain commercial banking, financial advisory, investment banking and other services for the Company and its affiliates in the ordinary course of their business, for which they have received and may continue to receive customary compensation and expense reimbursement.
The description of the 2024 Credit Agreement set forth above is qualified in its entirety by reference to the 2024 Credit Agreement filed as Exhibit 10.1 hereto and incorporated herein by reference.
On September 17, 2024, the Company issued a press release announcing its entry into the 2024 Credit Agreement. A copy of that press release is attached as Exhibit 99.1 hereto.
Item 1.02. Termination of a Material Definitive Agreement.
On September 16, 2024, concurrently with the Company’s entry into the 2024 Credit Agreement described in Item 1.01 above, the Company terminated the existing 2022 Credit Agreement, which provided for a $625 million credit facility. The information set forth in Item 1.01 above is incorporated by reference into this Item 1.02.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.
Item 9.01. Financial Statements and Exhibits.
(d)Exhibits.

10.1
Credit Agreement, dated as of September 16, 2024, among Standard Motor Products, Inc., the Foreign Subsidiary Borrowers party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Joint Book Runner and Joint Lead Arranger, Bank of America, N.A., as Syndication Agent, Citizens Bank, N.A., as Documentation Agent and Joint Lead Arranger, BofA Securities, Inc., as Joint Book Runner and Joint Lead Arranger, and the Lenders party thereto.

99.1	Press release dated September 17, 2024 announcing a new credit facility.

104	Cover Page Interactive Data File--the cover page XBRL tags are embedded within the Inline XBRL document.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD MOTOR PRODUCTS, INC.

By:	/s/ Nathan R. Iles
Nathan R. Iles
Chief Financial Officer
Date: September 17, 2024

Exhibit Index

Exhibit No.	Description

10.1
Credit Agreement, dated as of September 16, 2024, among Standard Motor Products, Inc., the Foreign Subsidiary Borrowers party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Joint Book Runner and Joint Lead Arranger, Bank of America, N.A., as Syndication Agent, Citizens Bank, N.A., as Documentation Agent and Joint Lead Arranger, BofA Securities, Inc., as Joint Book Runner and Joint Lead Arranger, and the Lenders party thereto.

99.1	Press release dated September 17, 2024 announcing a new credit facility.

104	Cover Page Interactive Data File--the cover page XBRL tags are embedded within the Inline XBRL document.
5